UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14A-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☒

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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting material Pursuant to §240.14a-12

VICTORIA’S SECRET & CO.

(Name of Registrant as Specified In Its Charter)

BBRC International PTE Limited

BBFIT Investments PTE Limited

The BB Family International Trust

Brett Blundy

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

On May 22, 2026, BBRC International PTE Limited, a Singapore private limited company (“BBRC”), together with the other participants named below (collectively the “Participants”), issued the following press release related to Victoria’s Secret & Co. BBRC or its fellow Participants may disseminate the press release or portions thereof from time to time.

BBRC Corrects the Record on Victoria’s Secret’s Investor Presentation

Urges Stockholders to Vote AGAINST Chair Donna James on the GOLD Proxy Card at the June 11 Annual Meeting

NEW YORK--(BUSINESS WIRE)--BBRC International PTE Limited (together with its affiliates, “BBRC” or “we”), a long-term stockholder of Victoria’s Secret & Co. (NYSE: VSCO) (“VS” or the “Company”) and owner of approximately 13% of the Company’s outstanding shares, today issued the following statement in response to the Company’s May 20 presentation.

“Over the past year, VS has repeatedly misrepresented BBRC’s intentions while ignoring every concern we have raised regarding the Board’s slow and poor decision-making during the 25-year tenure of Chair Donna James.1 Stockholders should note where VS has chosen to focus its defense. Rather than explain why Ms. James should be trusted with a 26th year after the record of the last 25, the Board has devoted its presentation to attacking BBRC. A board confident in its Chair’s record defends that record – it does not change the subject.

As a large, committed stockholder that has owned shares since 2022 and brings a highly relevant background in the global lingerie and specialty retail sector, we are deeply disappointed in the Board’s refusal to 1) acknowledge its errors and 2) make a common-sense change to ensure similar mistakes are not repeated.

We acknowledge the turnaround that has begun under CEO Hillary Super – the Company’s claim that we do not is false. But a few quarters of recovery do not erase the mistakes made under Ms. James’ oversight, nor do they justify keeping the leader who made a turnaround necessary. After 25 years, we believe it is uncontroversial for Ms. James to step aside so a new Chair can ensure the turnaround is successful over the long term. Because the Board has refused to address Chair succession, it now falls to stockholders to advocate for the change.”

[1]	Donna James has overseen VS since March 23, 2001, when she joined the Board of Intimate Brands, Inc. (Intimate Brands, Inc. Definitive Proxy Statement filed April 20, 2001). Intimate Brands, Inc. was a majority-owned subsidiary of The Limited, Inc. (later, L Brands, Inc.). VS separated from L Brands, Inc. in August 2021. Ms. James was on the Board for the entire duration.

VS’ Claims vs. the Facts: What the Board Left Out

The Company’s Claims[2]	The Facts

“The Board recognized the need for change”	●	The Board appointed Martin Waters as CEO despite his previous failures and then took three years to replace him – at great cost.

	●	While senior executives have been replaced since the spin-off, the individual responsible for Board leadership during this period of poor judgment and financial underperformance (Ms. James) remains in place.

“Donna and the Board took decisive action and the turnaround is working”	●	VS benchmarks its current performance against the FY2023 trough, presenting a recovery to below-normal operating levels as if it were a win, while omitting the decline that the Board has overseen since FY2021.

	●	The James-led Board told stockholders at the 2023 Investor Day that VS would deliver 10%-12% operating margins in FY2026, but now the Board is guiding to 6.2%-6.7%[3] and calling it a win.

	●	The Board has not explained why it believes that Ms. James’ continued leadership of the Board will not lead to a repeat of the errors we believe she made over the course of her 25-year involvement with VS:

○ Mismanaged oversight of L Brands’ regulatory and legal compliance as Chair of the L Brands Audit Committee, leading to a $90 million settlement.

○ Appointed Mr. Waters as CEO despite his previous failures and took three years to replace him.

○ Supported the acquisition of Adore Me and botched oversight of its integration.

[2]	The Company’s May 20, 2026 presentation and press release.
[3]	The Company’s May 20, 2026 presentation.

○ Oversaw poorly timed share repurchases that squandered capital, and then left available capital undeployed when the stock was most depressed.

○ Oversaw significant declines from FY2021 to FY2025 in:

■ Net income;
■ Operating income;
■ Operating margins;
■ Net sales; and
■ Diluted EPS.

“VSCO’s Board has taken a disciplined and balanced approach to capital allocation”	●	By replacing leadership and belatedly launching a review of the business in March 2026, the Board has essentially conceded that the $591 million acquisition of Adore Me was a failure, but it has still not explained why Ms. James should be trusted to continue making capital allocation decisions in the future.

	●	Adore Me has already resulted in $156 million in impairments and restructuring charges. Exiting failed M&A and absorbing write-downs is the right decision if it prevents further losses.

	●	The Board has not explained why $375 million in authorized capital was not deployed for share repurchases, including when TSR since the spin-off was:

○ -56% in April 2024; or
○ -57% in April 2025; or
○ -51% in July 2025.[4]

“BBRC has offered no credible alternative strategy, no operational plan and no path to create value for shareholders”	●	BBRC is not seeking to disrupt the Company’s momentum – we are seeking to protect and accelerate it by removing the director who led the Board during a period of mistakes that created the need for the current turnaround.

	●	VS is attempting to divert stockholder attention from what matters: Ms. James is an over-tenured member of the Board with a record of poor oversight and value destruction.

	●	The Board’s history of slow decision-making, aggressive reactions to stockholder criticism and refusal to accept responsibility for mistakes confirms that a new Chair is needed.

***

[4]	FactSet.

Stockholders should vote AGAINST Chair Donna James at the June 11 Annual Meeting and protect the turnaround from the poor leadership that made it necessary.

For more information, visit: www.SaratogaProxy.com/VSCO/

***

Cautionary Statement Regarding Forward-Looking Statements

This communication does not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein in any state to any person. The information herein contains “forward-looking statements”. Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “potential,” “targets,” “forecasts,” “seeks,” “could,” “should” or the negative of such terms or other variations on such terms or comparable terminology. Similarly, statements that describe our objectives, plans or goals are forward-looking. Forward-looking statements are subject to various risks and uncertainties and assumptions. There can be no assurance that any idea or assumption herein is, or will be proven, correct or that any of the objectives, plans or goals stated herein will ultimately be undertaken or achieved. If one or more of such risks or uncertainties materialize, or if the underlying assumptions of any of the BBRC Parties (as defined below) prove to be incorrect, the actual results may vary from outcomes indicated by these statements. Accordingly, forward-looking statements should not be regarded as a representation by any of the BBRC Parties that the future plans, estimates or expectations contemplated will ever be achieved.

Certain Information Concerning the Participants

The BBRC Parties have filed a definitive proxy statement and accompanying GOLD proxy card with the Securities and Exchange Commission (the “SEC”) to be used to solicit to vote AGAINST the election of a director nominee to the board of directors (“Board”) of Victoria’s Secret & Co. (“VSCO” or the “Company”) at the Company’s 2026 annual meeting of stockholders. Shortly after filing its definitive proxy statement with the SEC, BBRC expects to mail the Participants’ definitive proxy statement and accompanying GOLD proxy card to some or all of the stockholders entitled to vote at such meeting.

The participants in the proxy solicitation are BBRC, The BB Family International Trust (“BB Family Trust”), BBFIT Investments PTE Limited (“BBFIT”) and Brett Blundy (all of the foregoing persons, together, the “BBRC Parties”).

As of the date hereof, the BBRC Parties in the aggregate directly own 10,310,631 shares of Common Stock of VSCO, par value $0.01 per share (the “Common Stock”) as further detailed below. As of the date hereof, (i) BBRC as the trustee of the BB Family Trust, may be deemed to beneficially own the 10,310,631 shares of Common Stock owned in the aggregate by BBFIT and the BB Family Trust, (ii) the BB Family Trust beneficially owns 100 shares of Common Stock held in record name and, as the sole shareholder of BBFIT, may be deemed to beneficially own the 10,310,531 shares of Common Stock owned by BBFIT, (iii) BBFIT beneficially owns 10,310,531 shares of Common Stock, and (iv) Mr. Blundy, as a director and sole shareholder of BBRC, may be deemed to beneficially own the 10,310,631 shares of Common Stock owned in the aggregate by BBFIT and the BB Family Trust.

IMPORTANT INFORMATION AND WHERE TO FIND IT

THE BBRC PARTIES STRONGLY ADVISE ALL STOCKHOLDERS OF VSCO TO READ BOTH THE BBRC PARTIES’ PROXY STATEMENT AND VSCO’S PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV. THE BBRC PARTIES’ DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS, WHEN FILED, WILL ALSO BE AVAILABLE ON THE SEC WEBSITE, FREE OF CHARGE. IN ADDITION, THE PARTICIPANTS WILL PROVIDE COPIES OF THEIR PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR, SARATOGA PROXY CONSULTING LLC (STOCKHOLDERS CAN CALL TOLL-FREE: +1 (888) 368-0379).

Contact

For Stockholders:

Saratoga Proxy Consulting LLC

John Ferguson / Joseph Mills, 212-257-1311

info@saratogaproxy.com

For Media:

Longacre Square Partners LLC

BBRC@longacresquare.com

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